CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees and Shareholders
Putnam Growth Opportunities Fund:

We consent to the use of our reports dated September 8, 2004, incorporated in this Registration Statement by reference, to the Putnam Growth Opportunities Fund, and to the references to our firm under the captions "Financial Highlights" in the prospectus and "INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND FINANCIAL STATEMENTS" in the Statement of Additional Information.

Boston, Massachusetts
November 22, 2004